Exhibit 10.4
NEW CASTLE FINANCIAL SERVICES
August 12, 2008
ChromaDex Corporation/ChromaDex, Inc.
10005 Muirlands Boulevard
Suite G, First Floor
Irvine, CA 92618
Attn:  Tom Varvaro

Re:	Placement Agency Agreement dated November 19, 2007 (the “Agreement”), by and between ChromaDex, Inc. (and together with its parents, ChromaDex Corporation, “ChromaDex”), and New Castle Financial Services LLC (“New Castle”)
Dear Mr. Varvaro:
Pursuant to Section 6 of the Agreement, ChromaDex and New Castle, upon the expiration of the initial 6 month term of the Agreement, may terminate the Agreement by providing 30 days prior written notice. This letter serves to confirm New Castle’s intent to terminate the Placement Agency Agreement as of the date of this letter, and forgo its right to 30 days’ prior written notice. New Castle’s termination does not affect any of its obligations which, pursuant to said Agreement, are intended to survive the termination.
Kindly countersign below to indicate your assent to the foregoing and our mutual agreement to terminate the Agreement effective as of the date of this letter.

Very truly yours, New Castle Financial Services LLC
/s/ Anthony Lodati
Anthony Lodati, its President

Agreed & Consented to
this 12th day of August 2008 by:
ChromaDex Corporation/ChromaDex, Inc.

/s/ Tom Varvaro

Tom Varvaro, its Chief Financial Officer